                                                                     EXHIBIT 4.4


                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of March 4, 1997, by and among system Software Associates, Inc., a Delaware corporation (the "Company"), and each of the other parties identified on the signature page hereto (each, a "Warrant Holder" and collectively, the "Warrant Holders").


                                    RECITALS
                                    --------

     The parties hereto, intending legally to be bound, hereby agree as follows:

1.   Definitions. As used in this Agreement, the following terms shall have the
     -----------
meanings ascribed to them below:

    (a) "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday
         ------------
         that is not a day on which banking institutions in the City of Chicago, Illinois, are authorized by law, regulation or executive order to close.

   (b)  "Common Stock" means the common stock, par value $0.0033 per share, of
          ------------
the Company.

    (c)  "Funding Registration" means a registered underwritten public offering
          --------------------
of Common Stock or equity or debt securities convertible into or exchangeable for Common Stock, the proceeds of which are to be used to repay amounts outstanding under the Credit Agreement dated as of June 19, 1995, by and among the Company, Bank of America National Trust and Savings Association and the other parties thereto (as amended through and after the date hereof, the "Credit Agreement"), or the Note Purchase Agreement dated as of August 15, 1993 by and among the Company, Massachusetts Mutual Life Insurance Company and Principal Mutual Life Insurance Company (as amended through and after the date hereof, the "Note Agreement").

    (d)  "Piggyback Prospectus" has the meaning set forth in Section 5.
          --------------------

    (e)  "Piggyback Registration Statement" has the meaning set forth in Section
          --------------------------------
5.

    (f)  "Prospectus" means, alternatively, a Piggyback Prospectus or the Shelf
          ----------
Prospectus, as the applicable context requires.

    (g) "Registrable Securities" means (x) the shares of Warrant Stock and (y)
         ----------------------
any securities issued or issuable in respect of or in exchange for any of the shares of Warrant Stock referred to in clause (x) by way of a stock dividend or stock split or in connection with a combination of shares of Warrant Stock, recapitalization, reclassification, merger, consolidation, or exchange offer ("Distribution Securities"). For purposes of this Agreement, a Registrable Security ceases to constitute a Registrable Security (i) when such Registrable Security shall have been effectively registered under the Securities Act and disposed of in a public market transaction pursuant to the Registration Statement, (ii) when Such Registrable Security shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) when such Registrable Security shall have been otherwise transferred and a new certificate for such Registrable Security not bearing a legend restricting further transfer shall have been delivered by the Company following the Company's receipt of an opinion of inside or outside counsel reasonably satisfactory to it that the issuance and delivery of such a certificate is legal and proper under this Agreement and applicable law, (iv) with respect to a particular Warrant Holder, on the date on which all of such Warrant Holder's remaining Registrable Securities could be sold in a single transaction in compliance with Rule 144 under the Securities Act, or (v) when such Registrable Security shall have ceased to be outstanding.

    (h) "Registration Statement" means, alternatively, a Piggyback Registration
         ----------------------
Statement or the Shelf Registration Statement, as the applicable context requires.

    (i) "Securities Act" means the Securities Act of 1933, as amended.
         --------------

    (j) "Shelf Prospectus" has the meaning given to such term in Section 5.
         ----------------

    (k) "Shelf Registration Statement" shall have the meaning set forth in
         ----------------------------
Section 2.

    (l) "Termination Date" means the first date on which no Registrable
         ----------------
Securities originally covered by the Registration Statement shall constitute Registrable Securities.

    (m)   "Warrant Stock" means the shares of Common Stock obtainable upon
           -------------
exercise of the Warrants.


    (n) "Warrants" mean the warrants to purchase Common Stock issued pursuant to
         --------
certain amendments to the Credit Agreement and the Note Agreement, and any new, replacement, amended or modified Warrant issued therefor.

Other terms shall have the meaning ascribed to them in the caption, the recitals and other sections of this Agreement.

2.   Shelf Registration. As soon as practicable, but in any event within 45 days
     ------------------
following the date hereof, the Company shall prepare and file with the Securities and Exchange Commission ("SEC") under the Securities Act a registration statement on Form S-3, or such other registration form under the Securities Act as the Company shall deem appropriate or as may be required if Form S-3 is not available for use by the Company, covering the sale on a continuous or delayed basis pursuant to Rule 415 thereunder (or any similar rule that may be adopted by the SEC) of all Registrable Securities (the "Shelf Registration Statement"). The Company shall use all commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective on or prior to 120 days after the initial filing thereof and shall thereafter use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the Termination Date.

3.   Piggyback Registrations.
     -----------------------

    (a) Right to Piggyback. Whenever the Company proposes to register any of its
        ------------------
Common Stock under the Securities Act for sale in an underwritten public offering, other than pursuant to a Funding Registration or a registration on Form S-4 or any successor form thereto then in effect, (a "Piggyback Registration"), not less than thirty (30) days prior to filing the Registration Statement relating to such Piggyback Registration, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will, subject to paragraphs 3(b) and 3(c), include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within not more than 20 days after the receipt of the Company's notice.

    (b) Priority on Primary Registrations. If a Piggyback Registration is a
        ---------------------------------
primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell; (ii) second, the Registrable Securities requested to be included in such registration by the Warrant Holders, pro rata based on the respective number of shares requested to be included by the holders of Registrable Securities; and (iii) third, all other Common Stock requested to be included in such registration by all other Persons granted registration rights by the Company, pro rata based on the respective number of shares requested to be included by all such Persons.

    (c) Priority on Secondary Registrations. If a Piggyback Registration is a
        -----------------------------------
secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders of the Company's securities who have requested such registration pursuant to demand registration rights granted to such persons; (ii) second, the Registrable Securities requested to be included in such registration by the Warrant Holders, pro rata based on the respective number of shares requested to be included by the holders of Registrable Securities, and (iii) third, all other Common Stock requested to be included in such registration by all other Persons granted registration rights by the Company, pro rata based on the respective number of shares requested to be included by all such Persons.

4.   Holdback Agreements. Each holder of Registrable Securities agrees not to
     -------------------
effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any Funding Registration or any Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

5.   Registration  Procedures and Information Rights.
     -----------------------------------------------
    (a)  Company Procedures.  In connection with the Company's registration
         ------------------
undertakings pursuant to Sections 2 and 3 and, except as otherwise provided herein, the Company shall comply with each of the following:

    (i) use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for the period of time provided in Section 2, to permit the sale of Registrable Securities pursuant to the Shelf Registration Statement in accordance with the intended method or methods of distribution thereof specified in the Shelf Registration Statement or in the related prospectus(es) (the "Shelf Prospectus");

    (ii) in connection with each Piggyback Registration, prepare and file with the SEC a Registration Statement with respect thereto (each, a "Piggyback Registration Statement") and use all commercially reasonable efforts to cause such Piggyback Registration Statement to become effective;

    (iii) prepare and file with the SEC such amendments and supplements to each Piggyback Registration Statement and the Prospectus used in connection therewith (each, a "Piggyback Prospectus") as may be necessary to keep such Piggyback Registration Statement effective for a period of not less than one hundred twenty (120) days after its original effective date;

    (iv) comply with such provisions of the Securities Act as may be necessary to facilitate the offer, sale or disposition of all Registrable Securities covered by each Registration Statement during the applicable period in accordance with the Securities Act and the intended method or methods of offer, sale or disposition thereof set forth in such Registration Statement or the Prospectus or any amendment or supplement thereto;

    (v) notify the Warrant Holders, promptly (A) when each Registration Statement, Prospectus, amendment or supplement thereto or further post-effective amendment has been filed, and, with respect to such Registration Statement or further post-effective amendment when it has become effective, (B) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any comments with respect to any filing (and copies thereof) and of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event that makes any statement made in any then effective Registration Statement, any then effective Prospectus or any other document incorporated therein by reference untrue or that requires the making of any changes in such Registration Statement, Prospectus or any document incorporated therein by reference in order that such documents not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (F) of the Company's determination that a further post-effective amendment to any then effective Registration Statement would be appropriate;

    (vi) furnish to each Warrant Holder, without charge, as many conformed copies as may reasonably be requested by such Warrant Holder, of each Registration Statement, preliminary prospectus, Prospectus and each amendment or supplement thereto and any further post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

    (vii) deliver to each Warrant Holder, without charge, as many copies of the then effective Prospectus covering such Registrable Securities and any amendments or supplements thereto as such Warrant Holder may reasonably request;

    (viii) register, qualify, obtain an exemption therefrom, or cooperate with the Warrant Holders and their respective counsel in connection with the registration or qualification or exemption therefrom of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as may be reasonably requested in writing by the Warrant Holders and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the then-effective Registration Statement; provided, however, that the Company shall not be required to (w) qualify as a foreign corporation or generally to transact business in any jurisdiction where it is not then so qualified, (x) qualify as a dealer (or other similar entity) in securities, (y) otherwise subject itself to taxation in connection with such activities, or (z) take any action which would subject it to general service of process in any jurisdiction where it is not then so subject;

    (ix) upon the occurrence of any event contemplated by clauses (E) or (F) of paragraph (v) above with respect to any Registration Statement, promptly prepare and file, if necessary, a further post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that such Registration Statement and the related Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

    (x) promptly after the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus, provide copies of such document to the Warrant Holder;

    (xi) exert commercially reasonable efforts to cause all Registrable Shares covered by any Registration Statement to be listed on the Nasdaq National Market or, if similar securities of the Company are not listed thereon, on the primary exchange or market, if any, on which similar securities issued by the Company are then listed, provided, that the applicable listing requirements are satisfied (and the Company agrees to comply with such requirements); and

    (xii) exert commercially reasonable efforts to take all actions required to prevent the entry of any stop order by the Securities and Exchange Commission or by any state securities regulators or to remove any such order if entered.

    (xiii) exert commercially reasonable efforts to file post-effective amendments to any Registration Statement or supplement the Prospectus, as required, to permit sales of Registrable Securities thereunder to be made by Permitted Transferees (as hereinafter defined) of the Warrant Holders and in accordance with the Securities Act.

(b)  Warrant Holder Procedures.
     -------------------------

    (i) In connection with any Registration Statement, the Company may require each Warrant Holder to furnish to the Company such information regarding such Warrant Holder and its proposed distribution of Registrable Securities, to the extent necessary to comply with the Securities Act, as the Company may from time to time reasonably request in writing.

    (ii) Each Warrant Holder agrees to cooperate with the Company in all reasonable respects in connection with the preparation and filing of each Registration Statement and any amendment thereof, any Prospectus relating thereto and any Prospectus supplement relating thereto with respect to the offer and sale of Registrable Securities of such Warrant Holder.

    (c) Information Deliveries. At all times prior to the Termination Date, the
        ----------------------
Company will provide each original Warrant Holder (as of the date hereof) with copies of all public reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and such other information of the Company as such original Warrant Holder shall reasonably request; provided, that the Company may refuse to comply with any such latter request if the Company reasonably and in good faith believes that providing the requested information to the requesting original Warrant Holder would result in the disclosure of material nonpublic information in violation of applicable law.

6. Shelf Selling Restrictions.
   --------------------------

    (a) Each Warrant Holder agrees to notify the Company at least two (2) Business Days prior to any disposition of Registrable Securities pursuant to the Shelf Registration Statement of such Warrant Holder's intent to dispose of such Registrable Securities. Such notice shall be in writing, by facsimile or by an actual telephone conversation with either the Company's Chief Financial Officer, General Counsel or Director of Investor Relations, at the address, facsimile number or the phone number, as the case may be, of the Company, all as set forth in Section 11(b)(ii) below. The Company will exert reasonable efforts to respond to such notice by the next Business Day, but in any event, the Company shall respond no later than the second Business Day following the date of receipt. Such response shall consist of one of the following:

     (i) an oral or written confirmation that the Company knows of no reason why the Warrant Holder should not proceed with the proposed sale or disposition; or

     (ii) a notification that the proposed disposition must be delayed for a period of up to thirty (30) days as provided in Section 6(b) below; or

     (iii) a confirmation from either the Chief Financial Officer or the General Counsel of the Company that the Company requires a limited time, not to exceed five (5) Business Days following the receipt of the Company's receipt of the Warrant Holder's notice, within which to determine which of the foregoing responses is appropriate under the circumstances.

Each Warrant Holder agrees not to sell or otherwise dispose of any Registrable Securities until the expiration of the time period, if any, identified by the Company in accordance with the foregoing. The failure by the Company to respond by the end of the second Business Day shall be deemed to be no objection to the proposed sale or disposition.

    (b) The Company may restrict disposition of such Registrable Securities, in which event such Warrant Holder agrees not to dispose of such Registrable Securities; provided that:

    (i) the Company shall have delivered a notice in writing to such Warrant Holder stating that a delay in the disposition of Registrable Securities is necessary because the Company, in its reasonable judgment, exercised in good faith, has determined that such sales of Registrable Securities would require public disclosure by the Company of material nonpublic information that the Company deems advisable not to disclose;

    (ii) in the event of the delivery of the notice described in (i) above by the Company, the Company shall exert commercially reasonable efforts to amend the Registration Statement or amend or supplement the Prospectus, if necessary and to take all other actions necessary to allow the proposed disposition to take place as promptly as practicable after the conditions referred to therein have ceased to exist;

    (iii) the Company shall not restrict dispositions under (i) above for a period exceeding thirty (30) days unless the Company shall have delivered to the Warrant Holder a second notice in writing extending the restriction period up to an additional fifteen (15) days (or such shorter period of time as specified in the notice); and

    (iv) in no event shall the Company be permitted to extend the restriction period under (i) above beyond the forty-five (45) day period, and the Company shall not restrict sales of such Registrable Securities under (i) above more than a total of twice in any twelve (12) month period.

    (c) Each Warrant Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in any of Sections 5(a)(v)(B)-(F), such Warrant Holder shall forthwith discontinue all sales and distributions of Registrable Securities pursuant to the then-current Shelf Prospectus until such Warrant Holder receives copies of a supplemental or amended Shelf Prospectus as contemplated by Section 5(a)(ix), or until such Warrant Holder is advised in writing by the Company that the use of the Shelf Prospectus may be resumed, and, if so directed by the Company, such Warrant Holder will deliver to the Company all copies then in the possession of such Warrant Holder of the Shelf Prospectus in effect with respect to the Registrable Securities at the time of such notice by the Company. The Company shall promptly take all such action as may be necessary or appropriate, including, without limitation, the filing of an amendment to the Shelf Registration Statement and/or the filing of an amended Shelf Prospectus or a Shelf Prospectus supplement, to limit the duration of any discontinuance with respect to the sale and distribution of Registrable Securities pursuant to this Section 6(c).

    (d) The restrictions described herein are in addition to, and not in limitation of, any other restrictions that may be applicable to each of the Warrant Holders, including, without limitation any restrictions under the terms of the Warrants and under applicable securities laws (such as restrictions against trading in Company securities while in possession of material non-public information concerning the Company).

    (e) Until each Registrable Security shall have been sold in a public market transaction pursuant to Rule 144 (or any successor provision) under the Securities Act or a Registration Statement, the certificates evidencing such Registrable Securities shall bear on their face the following legend:

          The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. Such shares may not be transferred without such registration and qualification unless the issuer has received an opinion of inside or outside counsel satisfactory to it that a proposed transfer or sale of such shares does not require registration or qualification under the Act and applicable state law. Any transfer of such shares is also subject to the conditions specified in the Warrant to purchase shares of Common Stock of System Software Associates, Inc. (the "Company") dated as of March 4, 1997 (the "Warrant"), and the Registration Rights Agreement dated March 4, 1997, among the Company and the other parties thereto (the "Registration Agreement"). The Registration Agreement and the Warrant provide for, among other things, certain restrictions upon transfer of the shares evidenced by this certificate. By accepting such shares, the holder agrees to be bound by all such transfer restrictions in the Registration Agreement and the Warrant. Copies of the form of such Warrant and the Registration Agreement are on file with the Secretary of the Company at 500 West Madison Street, 32nd Floor, Chicago, Illinois 60661 and will be furnished without charge by the Company to the holder of this certificate upon written request to the Secretary of the Company at such address.

7.      Registration Expenses.
        ---------------------

        All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with federal and state securities or blue sky laws (including fees and disbursements of counsel to the Company in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants, the fees (not to exceed $30,000) of a single counsel selected by the holders of two-thirds (2/3) of the outstanding Registrable Securities then outstanding, securities acts liability insurance (if the Company elects to obtain such insurance), and reasonable fees and expenses of any special experts retained by the Company in connection with any registration hereunder (all of such expenses herein referred to as "Registration Expenses"), shall be borne by the Company; provided, however, the Registration Expenses shall not include any sales or underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities or the fees and expenses of counsel to the Warrant Holders in excess of the amount specifically required to be paid by the Company by the above provisions of this Section 7.

8.      Indemnification; Contribution.
        -----------------------------

      (a) Indemnification by the Company. The Company shall indemnify and hold
          ------------------------------
harmless, to the full extent permitted by law, each Warrant Holder, and such Warrant Holder's respective officers, directors, employees, representatives and agents and each Person who controls (within the meaning of the Securities Act) such Warrant Holder, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case insofar as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Warrant Holder for use therein.

      (b) Indemnification by the Warrant Holders. Each Warrant Holder shall
          --------------------------------------
indemnify and hold harmless, to the full extent permitted by law, the Company, its respective officers, directors, employees, representatives and agents, and each Person who controls (within the meaning of the Securities Act) the Company, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any amendment or supplement thereto, and any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent the same arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Warrant Holder for use therein. This indemnity is in addition to any liability that such Warrant Holder may otherwise have. The liability of each Warrant Holder under the indemnity and contributions provisions of this Paragraph 8 shall be limited to an amount equal to the net proceeds from the stock sold by such Warrant Holder pursuant to the Registration Statement.

      (c) Conduct of Indemnification Proceedings. Each party entitled to
          --------------------------------------
indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not be unreasonably withheld or delayed); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and any other party represented by such counsel and counsel for the Indemnified Party so opines in writing. No Indemnifying Party, in the defense of any such claim or litigation, except with the consent of each Indemnified Party, shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding himself, herself or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d)  Contribution.
     ------------

        (i) If for any reason the indemnification provided for in this Section 8 from an Indemnifying Party, although otherwise applicable by its terms, is determined by a court of competent jurisdiction to be unavailable to an Indemnified Party hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Parties as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such Indemnifying Party and the Indemnified Parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to written information supplied by, such Indemnifying Party or the Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

        (e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9.  Rule 144 Requirements.
    ---------------------

     The Company agrees to:

     (a) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

     (b) use its commercially reasonable efforts to file with the SEC in a timely manner (as defined under the Exchange Act) all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (c) furnish to each Warrant Holder upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act and a copy of the most recent annual or quarterly report of the Company.

10.  Termination
     -----------

     This Agreement shall terminate at the Termination Date; provided, however, that the provisions of Section 7 and 8 shall survive the termination of this Agreement.

11.  Miscellaneous.
     -------------

     (a)  Amendments and Waivers.  Except as otherwise provided herein, the
          ----------------------
provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company shall have obtained the prior written consent of the Warrant Holders holding more than two-thirds (2/3) of the securities at the time constituting Registrable Securities.

     (b) Notices. All notices, requests, waivers, releases, consents, and other
         -------
communications required or permitted by this Agreement (collectively, "Notices") shall be in writing. Notices shall be deemed sufficiently given for all purposes under this Agreement (i) when delivered in person, (ii) on the next business day following the date when dispatched by telegram (upon written confirmation of receipt), by electronic facsimile transmission (upon written confirmation of receipt) or by a nationally recognized overnight courier service, or (iii) three Business Days after being deposited in the United States certified or registered mail, return receipt requested, and first class postage prepaid. All Notices shall be delivered as follows:

     (i) if to a Warrant Holder, at the address indicated on the Company's register relating to the Registrable Securities held by such Warrant Holder or at such other address as such Warrant Holder may have furnished to the Company in writing

     (ii)  if to the Company, at:

           System Software Associates, Inc.
           500 West Madison Street
           32nd Floor

           Chicago, Illinois  60661
           Facsimile No.: (312) 474-7500
           Attention: General Counsel

     (c) Successors and Assigns. This Agreement shall be binding upon and shall
         ----------------------
inure to the benefit of the Company, each Warrant Holder and their respective successors, heirs, legal representatives and permitted assigns. The rights provided by this Agreement are transferable by a Warrant Holder solely in accordance with the provisions of the Warrants and to transferees permitted thereby (collectively, "Permitted Transferees").

     (d) Counterparts. This Agreement may be executed in any number of
         ------------
counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Headings; Construction. The Section numbers and headings in this
         ----------------------
Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, all references to Sections are to sections of this Agreement, "or" is inclusively disjunctive, and words in the singular include the plural and vice versa. In computing any period of time specified in this Agreement or in any Notices, the date of the act or event from which such period of time is to be measured shall be included, any such period shall expire at 5:00 p.m., Chicago time, on the last day of such period, and any such period denominated in months shall expire on the date in the last month of such period that has the same numerical designation as the date of the act or event from which such period is to be measured; provided, however, that if there is no date in the last month of such period that has the same numerical designation as of the date of such act or event, such period shall expire on the last day of the last month of such period.

     (f) Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     (g) Severability. If one or more of the provisions hereof, or the
         ------------
application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect, for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby, and the provisions held to be invalid, illegal or unenforceable shall be reformed to the minimum extent necessary, and in a manner as consistent with the purposes thereof as is practicable, so as to render it valid, legal and enforceable.

     (h) Entire Agreement. This Agreement is intended by the parties hereto to
         ----------------
be a final expression thereof and is intended to be a complete and exclusive statement of the agreement and understanding of such parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the Company and any of the Warrant Holders with respect to such subject matter; provided, however, the restrictions described herein are in addition to, and not in limitation of, any other restrictions that may be applicable to each of the Warrant Holders, including, without limitation, any restrictions applicable to officers and directors generally under policies of the Company (including, if applicable and without limitation, policies relating to executive officers and directors of the Company in connection with Section (16)(a) of the Exchange Act).

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Agreement to be duly executed as of the day and year first above written.

                         SYSTEM SOFTWARE ASSOCIATES, INC.

                         By:    /s/ Joseph J. Skada
                                ----------------------------
                         Title:     Chief Financial Officer
                                ----------------------------
The Warrant Holders:

BANK OF AMERICA ILLINOIS
c/o Bank of America NT & SA
315 Montgomery Street
13th Floor, #15027
San Francisco, California 94104
Attention:  Keith Pagan

By:      /s/ Leslie Reuter
         -----------------
Title:   Attorney-in-Fact
         ----------------

AMERICAN NATIONAL BANK AND TRUST
 COMPANY OF CHICAGO
33 North LaSalle Street
Chicago, Illinois  60690
Attn:  Isra Z. Ekbel

By:      /s/ Darren M. Snyder
         --------------------
Title:   Assistant Vice President
         ------------------------

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
1295 State Street
Springfield, Massachusetts 01111
Attn:  Securities Investment Division

By:      /s/ Michael L. Klofas
         ---------------------
Title:   Managing Director
         -----------------

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
711 High Street
Des Moines, Iowa 50392

By:      /s/ John D. Cleavenger
         ----------------------
Title:   Counsel
         -------

By:      /s/ John H. Bunz
         -----------------
Title:   Counsel
         -------

                                       16